                  STOCKHOLDERS AGREEMENT (this "Agreement") dated as of July 10, 2000, among Forest Oil Corporation, a New York corporation ("Forest"), Forcenergy Inc, a Delaware corporation ("Forcenergy"), and the other parties signatory hereto (each a "Stockholder").

         WHEREAS, each Stockholder desires that Forcenergy, Forest and Forest Acquisition I Corporation, a Delaware corporation and wholly owned subsidiary of Forest ("Forest Sub"), enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Forest Sub with and into Forcenergy (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS, each Stockholder and Forcenergy are executing this Agreement as an inducement to Forest to enter into and execute, and to cause Forest Sub to enter into and execute, the Merger Agreement;

         NOW, THEREFORE, in consideration of the execution and delivery by Forest and Forest Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

         1. REPRESENTATIONS AND WARRANTIES. (a) Each Stockholder severally represents and warrants to Forest as follows:

                  (i) Such Stockholder is the record and beneficial owner of, or is the sole trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, the number of shares of common stock, par value $0.01 per share, of Forcenergy (the "Common Stock") and the number of shares of 14% Series A Cumulative Preferred Stock, par value $0.01 per share, of Forcenergy (the "Preferred Stock"), set forth opposite such Stockholder's name on SCHEDULE A hereto (such shares of Common Stock and Preferred Stock, together with any other shares of Common Stock and Preferred Stock acquired after the date hereof (including through the exercise of any stock options, warrants or similar instruments) being collectively referred to herein as the "Subject Shares"). Except for the Subject Shares, such Stockholder is not the record or beneficial owner of any shares of Common Stock, Preferred Stock or other capital stock of Forcenergy. Such Stockholder has the sole right to vote and Transfer (as defined below in Section 3(a)) the Subject Shares set forth opposite its name on SCHEDULE A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares. Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. To the extent that such Stockholder is an entity and not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

                  (ii) Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or bound or to which the Subject Shares are subject. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. Consummation by such Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or the Subject Shares, except for any necessary filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  (iii) The Subject Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under the existing terms of a trust of which such Stockholder is the trustee.

                  (iv) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

                  (v) Such Stockholder is not acquiring any Forest Common Stock with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof. Such Stockholder acknowledges that such Stockholder (A) has such knowledge and experience in business and financial matters and with respect to investments in securities to enable such Stockholder to understand and evaluate the risks of an investment in the Forest Common Stock to be acquired by such Stockholder and form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof and (B) is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act.

                  (vi) Such Stockholder understands and acknowledges that Forest is entering into, and causing Forest Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

         (b) Forest represents and warrants to each Stockholder that the execution and delivery of this Agreement by Forest and the consummation by Forest of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Forest.

         2. VOTING AGREEMENTS. Each Stockholder severally agrees with, and covenants to, Forest that at any meeting of stockholders of Forcenergy called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, such Stockholder shall, including by executing a written consent solicitation if requested by Forest, vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by Forcenergy of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

         3. COVENANTS. Each Stockholder severally agrees with, and covenants to, Forest as follows:

                  (a) Such Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement or understanding (including any profit sharing or other derivative arrangement) with respect to any Transfer of any or all of the Subject Shares or any interest therein,
         (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Shares, except for this Agreement or (iv) deposit the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; PROVIDED, that any such Stockholder may Transfer any of the Subject Shares to any other Stockholder who is on the date hereof, or to any family member of a Stockholder or charitable institution which prior to the Stockholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of a "Stockholder" hereunder; PROVIDED, HOWEVER, that such Stockholder shall not transfer any Subject Shares pursuant to the preceding proviso if any such transfer, either alone or in the aggregate with other transfers by Stockholders and other persons who may be affiliates of Forcenergy, would preclude Forest's ability to account for the business combination to be effected by the Merger as a pooling of interests.

                  (b) Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

                  (c) Such Stockholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of such Stockholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, attorney or other adviser or representative of such Stockholder, whether or not such person is purporting to act on behalf of such Stockholder or otherwise, shall be deemed to be in violation of this Section 3(c) by such Stockholder.

         4. CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Forcenergy affecting the Common Stock, Preferred Stock or the acquisition of additional shares of Common Stock, Preferred Stock or other voting securities of Forcenergy by any Stockholder, the number of Shares listed on SCHEDULE A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, Preferred Stock or other voting securities of Forcenergy issued to or acquired by such Stockholder.

         5. STOP TRANSFER. Forcenergy agrees with, and covenants to, Forest that Forcenergy shall not register the transfer of any certificate representing any Subject Shares, unless such transfer is made to Forest or Forest Sub or otherwise in compliance with this Agreement.

         6. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director of Forcenergy makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares.

         7. FURTHER ASSURANCES. Each Stockholder shall, upon request of Forest, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Forest to be necessary or desirable to carry out the provisions hereof.

         8. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (i) the Effective Time of the Merger or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms.

         9.       MISCELLANEOUS.

         (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Forest or Forcenergy, to the appropriate address set forth in Section 9.5 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on SCHEDULE A hereto.

         (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by each of Forest, Forcenergy and such Stockholder and delivered to Forest, Forcenergy and such Stockholder.

         (d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person (other than Forest Sub) any rights or remedies hereunder.

         (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent or as expressly provided by Section 3(a). Any assignment in violation of the foregoing shall be void.

         (g) Each Stockholder agrees that irreparable damage to Forest would occur and that Forest would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Forest shall be entitled to an injunction or injunctions to prevent breaches by any Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which it may be entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court located in the State of Delaware or a Delaware state court.

         (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

         (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.













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                                       6

         IN WITNESS WHEREOF, Forest Oil Corporation, Forcenergy Inc and the Stockholders party hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                             FOREST OIL CORPORATION


                             By:  /s/ Robert S. Boswell
                                ----------------------------------------------
                                  Name:  Robert S. Boswell
                                  Title: Chief Executive Officer



                             FORCENERGY INC


                             By:  /s/ Richard G. Zepernick, Jr.
                                ---------------------------------------------
                                  Name:  Richard G. Zepernick, Jr.
                                  Title: Chief Executive Officer



                             LEHMAN BROTHERS INC.


                             By:  /s/ J. Robert Chambers
                                ----------------------------------------------
                                  Name:  J. Robert Chambers
                                  Title: Managing Director



                             OCM PRINCIPAL OPPORTUNITIES FUND, L.P.


                             By: Oaktree Capital Management, LLC, as general partner or investment manager


                             By:  /s/ Stephen A. Kaplan
                                ----------------------------------------------
                                  Name:  Stephen A. Kaplan
                                  Title: Principal


                             By:  /s/ B. James Ford
                                ----------------------------------------------
                                  Name:  B. James Ford
                                  Title: Vice President

                             OCM OPPORTUNITIES FUND II, L.P.


                             By: Oaktree Capital Management, LLC, as general partner or investment manager


                             By:  /s/ Stephen A. Kaplan
                                ----------------------------------------------
                                  Name:  Stephen A. Kaplan
                                  Title: Principal


                             By:  /s/ Kenneth Liang
                                ----------------------------------------------
                                  Name:  Kenneth Liang
                                  Title: Managing Director


                             COLUMBIA/HCA MASTER RETIREMENT TRUST


                             By: Oaktree Capital Management, LLC, as general partner or investment manager


                             By:  /s/ Stephen A. Kaplan
                                ----------------------------------------------
                                  Name:  Stephen A. Kaplan
                                  Title: Principal


                             By:  /s/ Kenneth Liang
                                ----------------------------------------------
                                  Name:  Kenneth Liang
                                  Title: Managing Director

                             THE ANSCHUTZ CORPORATION


                             By:  /s/ Cannon Y. Harvey
                                ----------------------------------------------
                                  Name:  Cannon Y. Harvey
                                  Title: President and Chief Operating Officer

                                   SCHEDULE A

              STOCKHOLDER NAME/ADDRESS                NUMBER OF SHARES OF                    NUMBER OF SHARES OF
              ------------------------                    COMMON STOCK                       PREFERRED STOCK
                                                          ------------                       ---------------
LEHMAN BROTHERS INC.                                  4,368,298 shares of                          11,576
600 Travis Street, Suite 7330                           Common Stock
Houston, TX 77002
Attn:  J. Robert Chambers                             Warrants to purchase
Phone:  (713) 236-3913                                  503,325 shares of
Fax:  (713) 236-3912                                    Common Stock

OCM PRINCIPAL OPPORTUNITIES FUND, L.P.
c/o Oaktree Capital Management, LLC                         3,509,748                               8,781
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attn:  Steve Kaplan
Phone:  (213) 830-6350
Fax:  (213) 830-6395

OCM OPPORTUNITIES FUND II, L.P.
c/o Oaktree Capital Management, LLC                         1,148,420                               2,874
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attn:  Steve Kaplan
Phone:  (213) 830-6350
Fax:  (213) 830-6395

COLUMBIA/HCA MASTER RETIREMENT TRUST
c/o Oaktree Capital Management, LLC                            17,400                                  42
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attn:  Steve Kaplan
Phone:  (213) 830-6350
Fax:  (213) 830-6395


                                       10


THE ANSCHUTZ CORPORATION
2400 Qwest Tower                                      6,018,708 shares of                          15,067
555 Seventeenth Street                                  Common Stock
Denver, CO 80202
Attn:  Craig Slater                                   Warrants to purchase
Phone:  (303) 298-1000                                  652,786 shares of
Fax:  (303) 298-8881                                    Common Stock


                                       11